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                                                                    EXHIBIT 3.2




                          AMENDED AND RESTATED BY-LAWS

                                       OF

                    CREDENTIALS SERVICES INTERNATIONAL, INC.



                                   ARTICLE I

                   NAME, PURPOSE AND LOCATION OF CORPORATION


         The name of the corporation (hereinafter called the "Corporation") is Credentials Services International, Inc. Its duration and purpose shall be such as are expressed in its original Certificate of Incorporation and in such amendments thereto as may be made from time to time. Its principal office in the State of Delaware shall be in the City of Dover, and the resident agent in charge thereof shall be The Prentice-Hall Corporation System, Inc., at 31 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, but the Corporation may also have office(s) in other locations either within or without the State of Delaware as the Board of Directors may from time to time determine, or the business of the Corporation may require.



                                   ARTICLE II

                          MEETING OF THE SHAREHOLDERS


SECTION 1.                Place and Notice of Meetings.

         All meetings of the stockholders for the election of Directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION  2.               Time and Business of Annual Meetings.

         Annual meetings of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held, at such place, on such date and at such time, as shall be determined by the Board of Directors. At each annual meeting the stockholders shall elect by a plurality vote Directors to succeed those
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whose terms expire at the time of the respective annual meetings pursuant to the Certificate of Incorporation and shall transact such other business as may properly be brought before the meeting. The annual meeting shall be held at such date and time as shall be designated from time to time by the Board of Directors.

SECTION  3.               Notice of Annual Meetings.

         Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law. The Board of Directors may postpone or reschedule any previously scheduled annual meeting.

SECTION  4.               Calling of Special Meetings.

         Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chief Executive Officer or by the Board of Directors pursuant to a resolution unanimously approved by all of the Directors then comprising the Board of Directors.

SECTION  5.               Notice of Special Meeting.

         Notice of special meetings, stating the time, place and purpose thereof, shall be given by mailing, postage prepaid, at least 10 but not more than 60 days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

         Notice of any special meeting shall specify the general nature of the business to be transacted thereat, and no other business maybe transacted at such meeting.

SECTION  6.               Business  of Special Meetings.

         Business conducted at special meetings shall be subject to the same provisions and restrictions as those governing the conduct of business at annual meetings, subject to any other provision of these By-Laws or as otherwise prescribed by statute or by the Certificate of Incorporation.

         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

SECTION  7.               Quorum.

         The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided






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by Delaware statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person serving as chairman of the meeting shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given each stockholder of record entitled to vote at the meeting.

SECTION  8.               Voting; Proxies.

         Unless otherwise provided in the Certificate of Incorporation, each stockholder on the record date shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after eleven (11) months from its date of execution, unless the proxy provides for a longer period which in no case shall exceed seven (7) years from its date
of execution.   The appointment of a proxy or proxies shall be made by an
instrument in writing executed by the stockholder or his duly authorized agent and filed with the Secretary of the Corporation. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote therein cast by those present or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware statutes or of the Corporation Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the vote required with respect to such question.

SECTION  9.               Inspectors of Election.

         The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and render a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman presiding at the meeting shall appoint one or more inspectors to act at the meeting.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents and determine the results, and shall do such acts as may be proper to conduct the election or vote with fairness to all. If there shall be more than one inspector of election, the decision, act or certificate of a majority shall be effective in all respects as the





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decision, act or certificate of all.  Upon request of the chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of fact found by them.

SECTION  10.              Stockholder Action.

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

SECTION  11.              List of Stockholders.

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder entitled to vote at the meeting who is present thereat.

SECTION  12.              Nominations and Stockholder Business.

         (a) Nominations of persons for election to the Board of Directors of the Corporation and the conduct or transaction of any business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.

         (b) For nominations or other business to be properly brought before an annual or special meeting of stockholders by a stockholder pursuant to this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting or special meeting held in lieu thereof; hereinafter referred to collectively, solely for purposes of this paragraph (b) of this Section 12 as the "Annual Meeting"); provided, however, that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such





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anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and consent to be named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (c) Notwithstanding anything in this Section to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nomination of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the discretion of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to the date of such special meeting and not later than the close of business on the later of the 60th day prior to the date of such special meeting or in the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.





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         (d)      Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not incompliance with this Section, to declare that such defective proposal shall be disregarded.

         (e) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (f) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor regulation thereto with respect to the same or substantially the same subject matter) under the Exchange Act.


                                  ARTICLE III

                             THE BOARD OF DIRECTORS


SECTION  1.               Number of Directors; Terms.

         The number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors except that the authorized number of Directors shall not be less than two (2) nor more than nine (9). The Board of Directors may increase or decrease the number of Directors from time to time without approval of the stockholders, beyond the minimum or maximum number set forth in the immediately preceding sentence of this Section 1. Where the number of Directors is increased, the Board of Directors shall elect a person to fill each vacancy thus created, to serve until the election by the stockholders at the next annual meeting of stockholders or special meeting of stockholders held in lieu thereof.
Directors elected by the stockholders shall hold office until their respective successors are duly elected and qualified or until such successors sooner die, resign, are removed or become disqualified.





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SECTION  2.               Vacancies.

         Subject to the provisions of the Certificate of Incorporation, vacancies on the Board of Directors may be filled by a majority of the Directors then in Office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office for the remainder of the full term of the Director whose place he has been elected to fill or of the class for which he has been designated and until his successor is duly elected and shall qualify. If there are no Directors in office, then an election of Directors shall be held in the manner provided by statute.

         Further subject to the provisions of the Certificate of Incorporation a vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are required to be elected to elect the full authorized number of Directors to be voted for at that meeting, or if there are newly created Directorships resulting from any increase in the authorized numbers of Directors.

SECTION  3.               Resignation of Directors.

         Any Director may resign at any time by giving written notice to the Board of Directors, Chairman, President or Secretary of the Corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

SECTION  4.               Duties and Powers of Board.

         The Board of Directors shall have all the powers of the Corporation and all of its business, except as otherwise provided by law. It shall appoint and remove all officers, employees, and agents of the Corporation except as hereinafter stated, prescribe their duties, establish their compensation except as hereinafter stated, and require, when deemed advisable, security for their faithful service. It may make rules and regulations not inconsistent with law and these By-Laws for the guidance of the Corporation's officers, employees and agents. Each director shall have full access to any and all corporate records and shall have the right to interview any corporate officer or employee with respect to any aspect of the Corporation's business. It shall cause a report to be made to the annual meeting of the stockholders showing the business operations and financial position of the Corporation. It shall generally possess all the powers and perform all the duties usually exercised by or imposed upon boards of directors of similar corporations. The Board of Directors shall cause the officers of the Corporation to keep appropriate records of the proceedings of stockholders and Directors. Such records shall be maintained by and be in the custody of the Secretary of the Corporation.





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SECTION  5.               Annual Meetings.

         Immediately following each annual meeting of the stockholders and at the place thereof, or at such other time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting of the stockholders, the Board of Directors shall hold a meeting for the purposes of organization, election of officers, appointment of Committees, and the transaction of such other business as they deem necessary. Notice of such meeting is hereby dispensed with. In the event that a meeting of the Board of Directors is not held immediately after the annual meeting of the stockholders, or in the event that the Board of Directors fails to fix the time and place for such meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a duly executed waiver of notice thereof.

SECTION  6.               Regular Meetings.

         Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors and, if so determined by a resolution of the Board of Directors, notices thereof need not be given.

SECTION  7.               Special Meetings.

         Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the President on two (2) days notice to each Director; special meetings shall be called by the President or Secretary on like notice on written request of two Directors. Notices of special meetings shall state the place, date and hour of the meetings, but need not state the purposes for which the meeting is called.

SECTION  8.               Quorum; Action.

         A majority of the number of authorized Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the adjourned meeting, until a quorum shall be present.

SECTION  9.               Action of Directors Without a Meeting.

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or Committee thereof, as the case may be, consent thereto in writing and the writing or writings are





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filled with the  minutes of proceedings of the Board of Directors or Committee thereof, as the case may be.

SECTION  10.              Meetings Outside of State.

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION  11.              Telephonic Meetings.

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or any Committee thereof by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION  12.              Removal of Directors.

         Any or all of the Directors may be removed with or without cause if such removal is approved by the affirmative vote of the stockholders holding a majority of the outstanding shares of stock of the Corporation entitled to vote.

SECTION  13.              Compensation.

         Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to establish the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

SECTION  14.              Committees, Appointment and Limitation of Powers.

         All Committees shall be appointed by the Board of Directors, except to the extent otherwise authorized by any provision of these By- Laws. No Committee, whether or not appointed by the Board, shall have authority to:

         (a)     declare dividends or distributions;

         (b) approve or recommend to stockholders action or proposals required by law to be approved by stockholders;





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         (c)     designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board or any Committee thereof;

         (d)     amend the By-Laws;

         (e)     reduce earned or capital surplus;

         (f) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board; or

         (g) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, provided that the Board, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution of by adoption of a stock option or other plan, authorize a Committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, potential rights, and provisions for other features of a class of shares, or a such Committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State of Delaware.

         Nothing contained in this Section is intended to prohibit a Committee from submitting recommendations to the Board of Directors regarding any matter or transaction.

SECTION  15.              Executive Committee.

         (a)     Members.

                 The Board of Directors, by resolution adopted by a majority of the whole Board, may establish an Executive Committee, the members of which shall consist of the Chairman of the Board of Directors, the President or, the Chief Executive Officer (if the person occupying that office is different from the Chairman of the Board and President) and the Executive Vice President of the Corporation. In addition, the Board may from time to time designate one or more other directors to serve as members of the Executive Committee.

         (b)     Powers.

                 Subject to the limitations stated in Section 14 of this
Article III and to any limitations imposed by law or imposed by the Board of Directors, the Executive Committee may exercise all the powers of the Board in the management of specified matters where such authority is delegated to it by the Board, and also, subject to the same limitations, when the Board is not in session, the Committee shall have, and may exercise, all the powers and authority of the Board





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in the management and business of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it).

         (c)     Meetings.

                 The Executive Committee shall adopt such rules and regulations for the calling and holding of its meetings and for the transaction of business at such meetings as to the Executive Committee shall deem appropriate and not inconsistent with the law or these Bylaws. As provided by law, the Executive Committee is authorized to hold meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         (d)     Quorum.

                 Three members of the Executive Committee shall constitute a quorum for the transaction of business, but less than a quorum may adjourn from time to time and from place to place. The vote of the majority of the members present at a meeting at which a quorum is present or of three members present at such meeting, whichever is greater, shall be required to constitute action by the Executive Committee, unless the vote of a greater number shall be required by law.

SECTION   16.             Audit Committee.

         (a)     Meetings.

                 At the first meeting of each newly elected Board of Directors, the Board shall appoint an Audit Committee of at least two members, consisting entirely of "independent outside Directors" of the Board (as defined in paragraph (c) of this Section 15. of these By-Laws) and shall designate its chairman. From time to time the Board may designate one or more independent outside Directors as alternate members of the Committee.

         (b)     Powers.

                 The Audit Committee shall have the following powers and duties:

                 (i) The Committee shall recommend annually to the Board of Directors the independent public accountants (the "independent accountants") to be engaged to audit the books, records and accounts of the Corporation for the ensuing fiscal year. Only independent accountants recommended by the Committee and approved by the Board shall be so engaged. In case of a vacancy in the position of independent accountants arising by dismissal, non-retention or resignation of the independent accountants previously engaged by the Company, the Committee shall recommend and





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                          the Board shall approve the engagement of other
                          independent accountants to fill such vacancy until the next annual stockholders meeting;

                 (ii) The Committee shall arrange the details of the engagement of the independent accountants, including the remuneration to be paid to such accountants for their services;

                 (iii) The Committee shall review with the Corporation's independent accountants' as well as the Corporation's Chief Financial Officer and/or Controller and other appropriate personnel of the Corporation, the following matters: (a) the Corporation's general policies and procedures with respect to audits and accounting and financial controls; and (b) the general accounting and reporting principles and practices which should be applied in preparing the Corporation's financial statements and conducting financial audits of its affairs;

                 (iv) The Committee shall meet with the independent accountants as required, but at least twice a year, and shall review with them the Corporation's interim and year-end financial statements, any certification, report, or opinion which the independent accountants propose to render in connection with such statements, and any other appropriate matter;

                 (v) The Committee shall meet with the Corporation's internal audit staff as required, but at least twice a year, and shall review with that staff the Corporation's interim and year-end financial statements, and to the extent to which the Corporation's accounting staff has implemented any modifications or improvements to the Corporation's internal financial systems or controls suggested by the independent accountants or the Committee;

                 (vi) The Committee shall have power to direct the independent accountants and the Corporation's internal audit staff to inquire into and report to it on any corporate contract, transaction, or procedure; the conduct of any corporate office, division, profit center, subsidiary, or other unit; or any other matter having to do with the Corporation's business and affairs;

                 (vii) The Committee shall become and remain apprised of those matters relating to the payment by the Corporation of finders', promoters' or consultants' commissions or fees, or any similar commissions or fees, and advancement or reimbursement to any corporate officers or employees as shall be necessary or to permit the Committee to recommend to the Board the policies which the Board should adopt and the action which the Board should take to prevent any use of Corporation funds or other assets which is unlawful or contrary to Board policy; and





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                 (viii)   The Committee shall make such reports and
                          recommendations to the Board in connection with the foregoing functions as it shall deem appropriate or as the Board may request, and shall take such action thereon as the Board may direct it to take.

         (c)     Definitions.

                 (i)       The term "independent accountants" shall include
                          individuals, companies or firms serving as the independent outside auditors or independent outside public accountants for the Corporation.

                 (ii) The term "independent outside Directors" shall mean any person who, on the date of his election, is not an officer or employee of the Corporation or any of its subsidiaries.

         (d)     Meetings.

                 The Committee may adopt such rules and regulations for the calling and holding of its meetings and for the transaction of business at such meetings as shall be considered by the Committee to be necessary or desirable; provided, that two members of the Committee shall constitute a quorum for the transaction of the business and the affirmative vote of both members of the Committee (if it shall consist of but two members) or of a majority of the whole Committee (if it shall consist of more than two members) shall be required to constitute action by the Committee.

         (e)     Staff.

                 The Committee may select and appoint such full-time or part-time staff assistants, as the Committee deems necessary or desirable, who shall perform such duties and responsibilities as the Committee shall assign. The Compensation of its staff shall be fixed by the Committee and paid by the Corporation in accordance with general Corporation policy, and any member of its staff may be discharged only by the Committee.

SECTION 17.               Compensation Committee.

         (a)     Members.

                 At the first meeting of each newly elected Board of Directors, the Board shall appoint a Compensation Committee of at least two members, consisting entirely of independent outside Directors of the Board (as defined in Section 15(c)(ii) of this Article III of the By-Laws) and shall designate its chairman. From time to time, the Board may designate one or more independent outside Directors as alternate members of the Compensation Committee.

         (b)     Powers.

                 The Compensation Committee shall have the following powers and duties:

                 (i) The Compensation Committee shall review and recommend to the Board of Directors for its consideration and determination the salaries of the Chairman of the Board of Directors, the President, the Chief Executive Officer, and to determine on its own initiative the salaries of any Executive Officer (as the term "Executive Officer" is defined from time to time under Rule 3b(7) of the Securities Exchange Act of 1934, as amended) or employee who has an annual salary of $50,000 or more;

                 (ii) The Compensation Committee shall consider and make recommendations to the Board of Directors with respect to (a) any proposals for the application of new benefits and incentive compensation plans or programs, including stock bonus and stock option plans to officers of the Company, and (ii) the application to such officers of amendments to any then existing such plans or programs which would significantly increase the compensation of such officers; and

                 (iii) The Compensation Committee shall perform such other duties as may, from time to time, be delegated to the Compensation Committee under any compensation or benefit plans.

         (c)     Meetings.

                 The Compensation Committee shall adopt such rules and regulations for the calling and holding of its meetings and for the transaction of business at such meetings as shall be considered by the Compensation Committee to be necessary or desirable; provided, that to members of the Compensation Committee shall constitute a quorum for the transaction of business and the affirmative vote of both members of the Committee (if it shall consist of but two members) or of a majority of the whole Compensation Committee (if it shall consist of more than two members) shall be required to constitute action by the Compensation Committee.

         (d)     Staff.

                 The Compensation Committee shall be assisted by appropriate corporate staffs, and in addition, the Compensation Committee may obtain assistance from such other persons, who need not be employees of the Corporation, or organizations as it may deem advisable, with the expenses incurred thereby to be borne by the Corporation.

SECTION 18.               Auditing of Accounts.

         It shall be the duty of the Board of Directors to cause the books and accounts of the Corporation and vouchers and papers relating thereto to be audited at least once a year.

SECTION  19.              Other Interests of Directors.

         No transaction between this Corporation and any director or officer of any corporation, partnership, association, or other organization shall be affected by any personal interest in such transaction of any Director of this Corporation except to the extent provided by law.

SECTION  20.              Submission of Acts to Stockholders.

         The Board of Directors may submit any transaction for approval or ratification at any meeting of the stockholders as the Board of Directors may, in its discretion, determine or as required by law.


                                   ARTICLE IV

                                    NOTICES


SECTION 1.       Notices to Directors and Stockholders.

         Whenever, under the provisions of any statute or of the Certificate of Incorporation or of the By-Laws, notice is required to be given to any Director or the stockholders, such provisions shall not be construed to require personal notice, but such notice shall be given in writing and may be personally delivered or sent by mail or by electronic transmission, in any of which cases, such notice shall be addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be personally delivered, deposited in the United States mail, or by some form of electronic transmission, in any of which cases, such notice shall be so addressed to either his address as it appears on the records of the Corporation or at a regular place of his business. An Affidavit or Declaration sworn to by the Secretary (or an Assistant Secretary) of the Corporation that any such notice has been given to any of the Directors or to the stockholders by any of the means hereinabove specified shall constitute presumptive evidence that such notice has been so given upon the date specified in such Affidavit or Declaration.

SECTION 2.                Waiver of Notice.

         Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any such person at a meeting shall constitute waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V

                                    OFFICERS


SECTION 1.                Officers.

         The officers of the Corporation shall be chosen by the Board of
Directors.   The Board of Directors may elect or appoint a President or
Secretary and a Treasurer and/or such other officers (including a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Controller and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and agents as it shall deem necessary or appropriate and who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and as are incident to their office.

SECTION  2.               Compensation.

         The salaries of all officers (plus such Agents of the Corporation as may be designated by the Board of Directors) shall be established by the Board of Directors.

SECTION 3.                Term; Vacancies.

         Each officer of the Corporation shall hold office until the later of the next annual meeting of the board of Directors or until his successor is chosen and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors at such time as the Board of Directors deems appropriate.

SECTION  4.               Removal and Resignation.

         Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting or, if a subordinate officer, by an officer upon whom the power of removal of subordinate officers has been conferred by the Board of Directors. Any officer may resign at any time by giving notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein if approved or authorized by the Board of Directors; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation or removal shall be filed by the Board of Directors.

SECTION 5.                Chairman of the Board.

         Subject to the control of the Board of Directors, the Chairman of the Board, if there shall be such officer, shall, if present, preside at all meetings of the Board of Directors and stockholders.

SECTION 6.                Chief Executive Officer.

         The Chairman of the Board of Directors or the President, in either case as authorized by the Board of Directors, shall be the Chief Executive Officer of the Corporation. If the Chairman of the Board of Directors is the Chief Executive Officer, he may designate the President to act as Chief Executive Officer during the Chairman's absence. The Chief Executive Officer of the Corporation shall have general and active supervision over the business, affairs and operation of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board. The Chief Executive Officer shall be responsible for the implementation of all orders and resolutions of the Board of Directors and of any committees thereof, and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board of Directors. The Chief Executive Officer may delegate and assign to other officers, employees and agents of the Corporation or to committees appointed by him such duties as the Chief Executive Officer considers proper and not inconsistent with these By-Laws or any delegations and assignments made by the Board or the Executive Committee.

SECTION 7.                The President.

         Subject to the control of the Board of Directors, and the Chairman of the Board (to the extent of such powers as may be given by the Board of Directors to the Chairman of the Board), the President shall have general supervision, direction and control of the business of the Corporation and its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and stockholders and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the By-Laws.

SECTION  8.               Vice Presidents.

         In the absence or disability of the President, the Vice President, if there shall be such an officer, or if there be more than one, the Vice Presidents in the order determined by the President or by the Board of Directors (or if there be no such determination, then in the chronological order of their election or appointment or their ranking as Executive Vice Presidents or Senior Vice Presidents) shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. A Vice President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors.

SECTION  9.               The Assistant Vice President.

         The Assistant Vice President, if there shall be such an officer, or if there be more than one, the Assistant Vice Presidents in the order determined by the President (or if there be no such determination, then in the chronological order of their election or appointment), shall perform such duties and have such powers as from time to time may be prescribed by the Board of Directors.

SECTION  10.              The Secretary.

         The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and Committees thereof and of stockholders, containing the time and place of such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and at meetings of Committees thereof, the number of shares present or represented at stockholders meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the Corporation's office, or at the office of the Corporation's principal transfer agent, a share register, or a duplicate share register, setting forth the names of the stockholders and their addresses, the number and the classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors required by the By-Laws or By-Law to be given, and shall have such other powers and perform such other he shall keep the seal of the Corporation in safe custody, duties as may be prescribed by the Board of Directors or by the By-Laws.

SECTION 11.               The Assistant Secretary.

         The Assistant Secretary, if there shall be such officer, or if there be more than one, the Assistant Secretaries in the order determined by the President (or if there be no such determination, then in the chronological order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION  12.              The Treasurer.

         The Treasurer of the Corporation, who may also serve as the Chief Financial Officer of the Corporation, shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and surplus shares, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these By-Laws required to be sent to them. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any Director.

         The Treasurer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the President and Directors, when they request it, an account of all of his transactions as Treasurer, and, if applicable, as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

SECTION 13.               The Controller.

         The Controller shall be the officer principally in charge of the accounts of the Corporation, and shall have such other authority and duties as may be assigned to him in accordance with these By-Laws.

                                   ARTICLE VI

                                INDEMNIFICATION


SECTION 1.                General

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or that he is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter and "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in this Section with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.                Advancement of Expenses

         The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expense under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Section shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         If a claim under this Section is not paid in full by the Corporation within 60 days after written claim had been received by the Corporation, except in the case of a claim for an advancement of the expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in a any suit by the Corporation to recover an advancement or expense pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or such advancement of expenses, under this Section or otherwise shall be on the Corporation.

SECTION 3.                Non-Exclusivity.

         The indemnification and powers set forth in this Article VI shall be in addition to and the foregoing shall not be deemed exclusive of (i) any other powers of the Corporation under the Certificate of Incorporation or applicable law, or (ii) any other rights to which any person may be entitled, under any statute, certificate or articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action, his official capacity and as to action in another capacity at the direction or express or implied request of the Corporation while holding such position. Any and all rights of any person hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 4.                Insurance.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the express or implied request of the Corporation as a Director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including without limitation affiliates of the Corporation), against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VI or under the provisions of the Delaware General Corporation Law.

SECTION 5.                Effect of Reorganization.

         For the purpose of this Article VI, references to "the Corporation" shall include, without limitation, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent corporation) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to such constituent corporation if its separate existence had continued.

SECTION 6.                Presumptions.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person seeking indemnification did not act in good faith and in manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or with respect to any criminal action or proceeding, a presumption that the person had reasonable cause to believe that his conduct was unlawful.

SECTION 7.                Severability.

         If any part of this Article VI shall be found in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, Director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law; indemnification or rights of any such person hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of Article VI shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as By-Laws of the Corporation without such amendment.


                                  ARTICLE VII

                             CERTIFICATES OF STOCK


SECTION 1.                Stock Certificates.

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, if any, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participation option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.                Facsimile Signatures.

         Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrant who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3.                Lost Certificates.

         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION  4.               Transfers of Stock.

         Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, and upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and upon payment of any transfer taxes due thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION  5.               Fixing Record Date.

         In order that the Corporation may determine the stockholder entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose or any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION  6.               Registered Stockholders.

         The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


SECTION 1.                Dividends.

         Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.
Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any purpose which the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION  2.               Seal

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION  3.               Bonds.

         The Board of Directors from time to time may require from any one or more of the officers or agents of the Corporation that he or they shall give bond for the faithful performance of duties in such form, in such sum and with such sureties as said board may determine. The premiums for all such bonds shall be paid by the Corporation.

SECTION  4.               Voting Stock in Other Corporations.

         Whenever the Corporation shall own stock of another Corporation, the Chairman of the Board, the President, a Vice President, the Treasurer, or the Secretary, acting either in person or by proxy, may exercise in the name and on behalf of the Corporation all voting and subscription rights thereof, but the Board of Directors may delegate such authority exclusively to any one or more other persons.

SECTION  5.               Execution of Writings.

         Except as the Board of Directors otherwise shall direct or authorize, deeds, transfers, contracts, bonds, notes, checks and other written obligations shall be signed, accepted, endorsed or executed in the name and on behalf of the Corporation by any one or more of the following officers, namely, the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary, and any such officer so acting also may seal, acknowledge and deliver the instrument.

SECTION  6.               Execution of Certifications.

         Any action taken by the stockholders or the Board of Directors at any meeting may be certified by the officer whose duty it is to keep the records thereof or by the officer or person presiding thereat; and any such certificate shall be conclusive evidence for all purposes that the action so certified was taken.

SECTION  7.               Contracts and Transactions.

         Except as otherwise required by statute or by any provision of the Certificate of Incorporation, any contract, transaction or act of this Corporation or of the Board of Directors, or of a committee designate by the Board of Directors which may be ratified by a majority in interest of a quorum of stockholders of this Corporation at any annual meeting or any special meeting called for such purpose, shall be as valid and binding as though ratified by every stockholder of this Corporation; provided, however, that any failure to submit any contract, transaction or act to the stockholders for approval or ratification, or any failure of the stockholders to approve or ratify such contract, transaction or act when submitted, shall not be deemed in any way to invalidate the same or to deprive this Corporation, its Directors or officers of their rights to proceed with such contract, transaction or action.

SECTION  8.               Certificate of Incorporation.

         The term "Certificate of Incorporation" as used herein shall mean the Certificate of Incorporation of this Corporation and any and all amendments, additions, supplements thereto adopted in accordance with applicable law.

SECTION  9.               Amendment by Stockholders and Directors.

         These By-Laws, except as hereinbelow provided, may be amended or repealed, in whole or in part, and new By-Laws made by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock then outstanding and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-Laws shall have been given in the notice of such meeting. Subject to the provisions of the Certificate of Incorporation, the Directors may make, amend or repeal these By-Laws, in whole or in part, except with respect to any provision hereof which by law, the Certificate of Incorporation, or these By-Laws requires action by the stockholders. Any By-Laws adopted by the Directors may be amended or repealed by the stockholders.





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